UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 1, 2011

PATHFINDER BANCORP, INC.
(Exact Name of Registrant as Specified in Charter)

Federal	000-23601	16-1540137
(State or Other Jurisdiction) of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

214 West First Street, Oswego, New York	13126
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:                                                                                     (315) 343-0057

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17
      CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17
      CFR 240.13e-4(c))

Item 3.02                      Unregistered Sales of Equity Securities.

On September 1, 2011 (the “Closing Date”), Pathfinder Bancorp, Inc. (the “Company”) entered into a Securities Purchase Agreement with the United States Department of the Treasury (“Treasury”) in connection with the Company’s participation in Treasury’s Small Business Lending Fund program (“SBLF”), as established under the Small Business Jobs Act of 2010.  Pursuant to the Securities Purchase Agreement, the Company issued and sold to Treasury 13,000 shares of its Senior Non-Cumulative Perpetual Preferred Stock, Series B (“Series B Preferred Stock”), having a liquidation preference of $1,000 per share for the aggregate proceeds of $13,000,000.  The Series B Preferred Stock was not registered by the Company under the Securities Act of 1933, as amended.

The information set forth under “Item 1.01 Entry into a Material Definitive Agreement” of the Form 8-K of the Company that was filed with the Securities and Exchange Commission on September 6, 2011 is incorporated herein by reference.

Item 3.03                      Material Modification to Rights of Security Holders.

Under the terms of the Series B Preferred Stock that was issued by the Company to Treasury in connection with its participation in the SBLF, the Company may pay dividends on its common stock, provided the dollar amount of the Company’s Tier 1 capital would be equal to at least 90% of the Company’s Tier 1 capital amount as of the Closing Date (“Tier 1 Dividend Threshold”), excluding any subsequent net charge-offs and redemptions of the Series B Preferred Stock since the Closing Date.  The Tier 1 Dividend Threshold may decrease, depending on the amount of qualified small business lending the Company has achieved during the period beginning on the second anniversary date of the Closing Date and ending on the day before the tenth anniversary of the Closing Date.

In addition, the Company’s ability to declare or pay dividends or repurchase its common stock or other equity or capital securities will be subject to restrictions in the event that the Company fails to declare and pay full dividends on the Series B Preferred Stock.

The foregoing description of the information set forth under this Item 3.03 is qualified in its entirety by reference to the Certificate of Designation, attached hereto as Exhibit 4.1 of this Current Report, and is incorporated herein by reference.

Item 5.03                      Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Company’s participation in the SBLF, on August 22, 2011 the Company filed with the Federal Reserve Bank of Philadelphia a Certificate of Designation to its Charter establishing the terms of the Series B Preferred Stock.  The effective date of the Certificate of Designation was September 1, 2011.   This Certificate of Designation is attached as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 9.01.                      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.                                Description

4.1	Certificate of Designation for the Series B Preferred Stock

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PATHFINDER BANCORP, INC.

DATE: September 7, 2011	By: /s/ Edward Mervine
Edward Mervine
Corporate Counsel